UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2004
                                                  ------------------

                           EMC INSURANCE GROUP INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            Iowa                          0-10956              42-623455
-------------------------------        ------------      --------------------
(State or other jurisdiction of        (Commission       (I.R.S. Employer
         incorporation)                File Number)       Identification No.)


 717 Mulberry Street, Des Moines, Iowa                           50309
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(Address of principal executive office)                       (Zip Code)


                                (515) 280-2902
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              (Registrant's telephone number, including area code)

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Item 7.01  Regulation FD Disclosure

     On September 27, 2004 EMC Insurance Group Inc. issued the following press release:

EMC INSURANCE GROUP INC. REPORTS
2004 THIRD QUARTER ESTIMATED HURRICANE
LOSSES AND RESERVE STRENGTHENING

     DES MOINES, Iowa (September 27, 2004) - EMC Insurance Group Inc. (Nasdaq/NM:EMCI) today reported that losses associated with three of the four hurricanes that hit the southern United States during the third quarter of 2004 are estimated to total approximately $6.9 million. The Company's reinsurance segment anticipates that losses associated with Hurricanes Charley, Frances and Ivan will be capped at $1.5 million each under the terms of the quota share agreement with Employers Mutual Casualty Company. Hurricane losses in the property and casualty insurance segment, the majority of which are associated with damage caused by Hurricane Ivan in the Gulf States, are expected to be approximately $2.4 million. On an after-tax basis, these hurricane losses will reduce third quarter earnings by approximately $4.5 million or $0.39 per share.

     Hurricane Jeanne hit the State of Florida on September 25, 2004. The eye of the hurricane made landfall at the same location as Hurricane Frances, which generated an estimated $1.5 million of losses for the reinsurance segment. The Company is not able to estimate losses associated with Hurricane Jeanne at this time.

     During the third quarter of 2004, the Company's actuaries completed their regularly scheduled evaluation of the Company's overall loss reserves, including Incurred But Not Reported reserves, and settlement expense reserves. Based on the results of these evaluations, the Company will strengthen prior years' reserves by approximately $588,000 during the third quarter of 2004. On an after-tax basis, this increase in reserves will reduce third quarter earnings by approximately $382,000 or $0.03 per share.

     EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide.

     The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management's current expectations and actual results of the Company may differ materially from such expectations. The risks and uncertainties that may affect the actual results of the Company include but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; state and federal legislation and regulations; rate competition; changes in interest rates and the performance of financial markets; the adequacy of loss and settlement expense reserves, including asbestos and environmental claims; rating agency actions and other risks and uncertainties inherent to the Company's business. When we use the words "believe", "expect", "anticipate", "estimate" or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements.

     The information contained in this Current Report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EMC INSURANCE GROUP INC.
                                    Registrant


                                    /s/ Bruce G. Kelley
                                    -------------------------
                                    Bruce G. Kelley
                                    President & Chief Executive Officer


                                    /s/ Mark E. Reese
                                    -------------------------
                                    Mark E. Reese,
                                    Vice President & Chief Financial Officer
September 27, 2004